Exhibit 10.27

MODIFICATION OF LEASE
THIS MODIFICATION OF LEASE (this “Modification of Lease”) made as of the 8th day of September , 2015 (the “Effective Date”) between ONE STATE STREET, LLC, a New York limited liability company, having an office at One State Street Plaza, New York, New York 10004 (“Landlord”), and AMBAC ASSURANCE CORPORATION, a corporation established under the laws of the State of Wisconsin, having an office at One State Street Plaza, New York, New York 10004 (“Tenant”).
WHEREAS, Landlord and Tenant entered into that certain Lease dated as of March 1, 2011 (the “Original Lease”), covering the entire rentable area of the fifteenth (15th) floor (the “15th Floor Premises”), sixteenth (16th) floor (the “16th Floor Premises”), seventeenth (17th) floor (the “17th Floor Premises”) and eighteenth (18th) floor (the “18th Floor Premises”, and together with the 15th Floor Premises, 16th Floor Premises and the 17th Floor Premises, collectively, the “Premises”) in the building known as and located at One State Street Plaza, New York, New York (the “Building”) (the Original Lease and this Modification of Lease shall collectively be referred to as the “Lease”);
WHEREAS, pursuant to Article 37 of the Original Lease, Tenant extended the term of the Lease with respect to the 15th Floor Premises, 16th Floor Premises and 17th Floor Premises (collectively, the “Lower Floors Premises”) so that the term for the Lower Floors Premises expires on September 30, 2019;
WHEREAS, simultaneously herewith, Tenant is amending its Extension Notice to Landlord under Article 37 of the Original Lease to include the 18th Floor Premises within the scope of the extension to that the term for the Lower Floors Premises and the 18th Floor Premises under the Original Lease expires on September 30, 2019; and
WHEREAS, notwithstanding any of the terms of the Original Lease, Landlord and Tenant now desire to: (a) extend the term of the Lease with respect to the 18th Floor Premises pursuant to this Modification of Lease; and (b) modify the Original Lease in certain other respects as hereinafter provided, as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:
1.        Lower Floors Premises and 18th Floor Premises. Pursuant to the rights granted under Article 37 of the Original Lease, the term of the Lease with respect to the Lower Floors Premises and the 18th Floor Premises currently expires on September 30, 2019 (the “2019 Expiration Date”) unless sooner terminated in any manner provided for in the Lease or pursuant to law subject to the covenants and agreements contained in the Lease. Notwithstanding anything in the Original Lease to the contrary, the “Term” or “term of Lease”, or any variations thereof, shall, solely with respect to the Lower Floors Premises, refer to the term of the Lease for the Lower Floors Premises expiring on the 2019 Expiration Date. All references to the term “Expiration Date” in the Original Lease shall, solely with respect to the Lower Floors Premises, be deemed to refer to the “2019 Expiration Date”.
2. 18th Floor Premises Renewal. Effective as of the Effective Date, the term of the Lease solely with respect to the 18th Floor Premises shall be extended for an additional period of ten (10) years and 3 (three) months (the “18th Floor Extension Term”), commencing on October 1, 2019 (the “Extension Term Commencement Date”) and expiring on December 31, 2029 (the “18th Floor Extension Term Expiration Date”), unless sooner terminated in any manner provided for in the Lease or pursuant to law subject to the covenants and agreements contained in the Lease. Notwithstanding anything in the Original Lease to the contrary, the “Term” or “term of Lease”, or any variations thereof, shall, solely with respect to the 18th Floor Premises, refer to the term of the Lease, as extended through the last day of the 18th Floor Extension Term. All references to the term “Expiration Date” in the Original Lease shall, solely with respect to the 18th Floor Premises, be deemed to refer to the “18th Floor Extension Term Expiration Date”.
3.Condition of the Premises. Tenant is currently in possession of the entire Premises and agrees to continue possession of same in its “as is” condition. Tenant acknowledges and agrees that Landlord shall have no obligation to perform any work, construct any tenant improvements or make any alterations or additions in, to, or in connection with the Premises for Tenant's continued occupancy and except as otherwise specifically provided in Sections 5 and 8 of this Modification of Lease, Landlord shall have no obligation to provide any tenant improvement allowance, rent abatement, credit, set-off or other concession to Tenant in connection with the Premises.
4.Modifications. Effective from and after January 1, 2016 the Original Lease shall be modified, as follows:
(a)    The Fixed Rent due solely with respect to the 18th Floor Premises shall be as follows:

(i)For the period commencing on January 1, 2016 through and including September 30, 2019, One Million Three Hundred Seventy One Thousand One Hundred Sixty Three and 00/100 ($1,371,163.00) Dollars per annum ($114,263.58 per month);
(ii)For the period commencing on October 1, 2019 through and including September 30, 2024, One Million Four Hundred Thirty Five Thousand Eight Hundred Forty and 50/100 Dollars ($1,435,840.50) per annum ($119,653.38 per month); and
(iii)For the period commencing on October 1, 2024 through and including December 31, 2029, One Million Five Hundred Sixty Five Thousand One Hundred Ninety Five and 50/100 ($1,565,195.50) Dollars per annum ($130,432.96 per month).
(b)The Fixed Rent due solely with respect to the Lower Floors Premises shall be Four Million One Hundred Thirteen Thousand Four Hundred Eighty Nine and 00/100 ($4,113,489.00) Dollars per annum ($342,790.75 per month) for the period commencing on January 1, 2016 through and including September 30, 2019.
(c)Clarifying the first sentence of the second paragraph of Section 1.04(a) of the Original Lease, (i) the reference to “Section 6 of the Settlement Agreement” is deleted and replaced and superseded as follows “the terms of that certain Lease Reducing Junior Surplus Note, including, without limitation, clause (iv) on page 3, issued by the Segregated Account of Ambac Assurance Corporation (the “Issuer”) dated as of December 17, 2013 in the original principal amount of $13,056,298.00 (the “Lease Reducing Note”)”; and (ii) the following provision is added: “The Principal amount of the Lease Reducing Note shall be automatically reduced to the extent that Extension Term Rent Payments (as defined in the Lease Reducing Note) are actually paid by Tenant in respect of the period beginning January 1, 2016 and ending on the 2019 Expiration Date (as defined in that certain Modification of Lease) in accordance with and to the extent available under the Lease Reducing Note, including, without limitation, clause (i) on page 3.”
(d)The term “Base Wage Rate” (as set forth in Section 3.01(b) of the Original Lease) shall mean the Wage Rate in effect on December 31, 2016. For avoidance of doubt, Tenant shall not be obligated to pay any Operating Payments with respect to the period of time commencing on January 1, 2016 and ending on December 31, 2016.
(e)The term “Basic Tax” (as set forth in Section 3.02(c) of the Original Lease) shall mean the average of the Taxes for the July 1, 2015 to June 30, 2016 fiscal year and the Taxes for the July 1, 2016 to June 30, 2017 fiscal year. For avoidance of doubt, Tenant shall not be obligated to pay any Tax Payment with respect to the period of time commencing on January 1, 2016 and ending on December 31, 2016.
(f)Each reference to “July 1, 2011 to June 30, 2012” in the second paragraph of Section 3.08 of the Original Lease shall be deemed deleted and replaced with “July 1, 2016 to June 30, 2017”.
(g)Section 15.04(c) of the Original Lease shall be deemed deleted and replaced with the following:
“Landlord agrees to make available 136.5 tons of condenser water (“Condenser Water Tonnage”) for use by Tenant until September 30, 2019. Said condenser water shall be available on a 24-hour, 365 days per year basis, for Tenant’s supplemental air-conditioning units in the Premises at a cost to Tenant of $1,000.00 per ton per annum, regardless whether Tenant actually uses all of the tonnage of water being reserved for Tenant’s use. Notwithstanding anything to the contrary contained herein, from and after October 1, 2019, the Condenser Water Tonnage shall be reduced as follows based on the floor or floors that are surrendered and not leased (in accordance with Section 6 of that certain Modification of Lease):

Floors Surrendered	Applicable Reduction in Condenser Water
Tonnage
15th Floor	Reduced by 73.5
16th Floor	Reduced by 21.0
17th Floor	Reduced by 21.5
The parties acknowledge and agree that the Condenser Water Tonnage available for the 18th Floor Premises is currently 20.5 tons, unless Tenant does not timely elect to exercise the 2019 Extension Option with respect to the 17th Floor Premises, in which case the Condenser Water Tonnage available for the 18th Floor Premises shall be increased to a total of 25 tons (and such tonnage shall be the only remaining tonnage available to the 18th Floor Premises).”

(h)    Articles 28, 37 and 38 and Exhibit C of the Original Lease shall each be deemed deleted.
5.    18th Floor Premises Contribution.
(a)In consideration of Tenant building out, performing all of the work necessary for its continued occupancy of, and for Tenant completing all of such work in, the 18th Floor Premises (the “18th Floor Work”), Landlord agrees that if Tenant is not in default under the Lease beyond any applicable notice and grace periods (provided that upon the cure of any such default, Landlord shall be obligated hereunder), Landlord shall, in accordance with and subject to the terms of this Section 5, cause to be reimbursed to Tenant an amount equal to One Million Two Hundred Ninety Three Thousand Five Hundred Fifty and 00/100 Dollars ($1,293,550.00), representing “Landlord’s 18th Floor Contribution” to such work, it being understood and agreed that Landlord’s 18th Floor Contribution shall not exceed the sum of One Million Two Hundred Ninety Three Thousand Five Hundred Fifty and 00/100 Dollars ($1,293,550.00), and that all costs and expenses in excess of said sum shall be borne solely by Tenant. Landlord’s 18th Floor Contribution will be made available to Tenant as a reimbursement beginning October 1, 2019. In no event shall Landlord’s 18th Floor Contribution be payable to Tenant until the later to occur of: (x) all of the provisions of paragraph (c) of this Section 5 are fully satisfied; or (y) October 1, 2019.
(b)At any and all times during the progress of the 18th Floor Work, upon 24 hours’ notice to Tenant, representatives of Landlord shall have the right of access to the 18th Floor Premises and inspection thereof and shall have the right to withhold all or any portion of the Landlord’s 18th Floor Contribution as shall equal the cost of correcting any portions of such work which shall not have been performed: (i) in compliance with laws; and (ii) in substantial compliance with the final approved plans and specifications, as reasonably demonstrated by Landlord. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the 18th Floor Premises during any such access, but Landlord shall not be required to employ labor at overtime rates.
(c)    Provided Tenant is not then in default under this Lease beyond any applicable notice and grace periods (provided that upon the cure of any such default, Landlord shall be obligated hereunder), Landlord’s 18th Floor Contribution shall be disbursed by Landlord in progress payments to Tenant in accordance herewith upon Tenant’s delivery of (i) a detailed itemization of the leasehold improvements installed by Tenant in the 18th Floor Premises; (ii) the written certification of Tenant’s architect (dated no more than thirty (30) days prior to such request) stating (1) that the amounts requisitioned are proper in all material respects, (2) what percentage of the 18th Floor Work has been completed, (3) that the work and materials represented thereby have been installed substantially in accordance with the approved plans, (4) that no part of such expenditure is being made the basis, in any previous or then pending prior request, for the receipt of Landlord’s 18th Floor Contribution or has been made out of the proceeds of Landlord’s 18th Floor Contribution received by Tenant, and (5) that the sum then requested does not exceed the value of the services and materials described in the certificate; a written approval by Tenant or its architect of its general contractor’s request for payment; itemized marked and receipted paid bills for labor and materials constituting portions of the 18th Floor Work submitted by the contractors, suppliers or consultants of the services or materials rendered; (v) waivers of liens evidencing the payment for any prior work performed and materials supplied for which Tenant previously applied for and received payment, executed and acknowledged by the contractors, suppliers and consultants which are entitled by statute to file mechanics liens; and (vi) copies of all permits and sign offs, as built plans, architectural and engineering plans (in both hard and electronic such as Auto CAD forms) with respect to all of the 18th Floor Work. Notwithstanding the foregoing, Landlord shall not withhold any portion of Landlord’s 18th Floor Contribution if Tenant is unable to provide such documentation due solely to the actions or inaction of Landlord or those holding by or through Landlord.
(d)    Such progress payment by Landlord to Tenant will be for ninety percent (90%) of the approved requisitioned amount, made once each month within thirty (30) business days after Tenant’s requisition package has been received by Landlord. In the event any mechanic’s lien shall have been filed relating to any work that has been performed by or for Tenant, an additional amount thereof may be withheld from payment until such lien has been removed by bond or otherwise.
(e)    Upon the completion of all of the 18th Floor Work, Tenant shall provide to Landlord (i) the certificate of Tenant’s architect stating that the work has been completed substantially in accordance with Tenant’s plans, (ii) an affidavit from Tenant’s general contractor that all sub-contractors, laborers, material suppliers for the 18th Floor Work have been paid in full and that all liens therefor that have been filed have been bonded, discharged of record or waived, (iii) certificates and approvals required to be obtained by Tenant or Tenant’s architect with respect to the work, that may be required by any governmental authority, have been obtained and copies given to Landlord, (iv) releases of lien with respect to the payment being requested from the general contractor and any contractors or sub-contractors hired by Tenant to supervise or perform any work within the 18th Floor Premises, (v) “as built” plans and specifications for the alterations constituting the 18th Floor Work, (vi) all Department of Buildings sign-offs and inspection certificates (or, in lieu of inspection certificates, to the extent permitted by the Building Department, certification by the Tenant’s architect pursuant to permitted “self-certification procedures”), and any permits required to be issued by the Department of Buildings or any other governmental entities having jurisdiction thereover, (vii) Letter of Completion from the Department of Buildings, (viii) Letter of Approval from the FDNY and (ix) such other documentation pertaining to the 18th Floor Work as Landlord may reasonably require, provided that such other documentation is reasonable and customary under the circumstances. At such time as Tenant shall have provided to Landlord all of the items referenced in clauses (i) through (ix), and provided Tenant is not then in default under this Lease beyond any applicable notice and grace periods (provided that upon the cure of any such default,

Landlord shall be obligated hereunder), Landlord shall release to Tenant the portion of Landlord’s 18th Floor Contribution withheld pursuant to the preceding Section 5(d). Notwithstanding the foregoing, Landlord shall not withhold any portion of Landlord’s 18th Floor Contribution if Tenant is unable to provide such documentation due solely to the actions or inaction of Landlord or those holding by or through Landlord.
(f)Notwithstanding anything to the contrary herein contained, in the event that any sales taxes are due in connection with the performance of any of the 18th Floor Work and/or in connection with Tenant receiving all or any portion of Landlord’s 18th Floor Contribution, all such sales taxes shall be at Tenant’s sole cost and expense.
(g)Notwithstanding anything to the contrary herein contained, provided Tenant is not in default under the Lease (provided that upon the cure of any such default, Landlord shall be obligated hereunder), in the event Tenant: (i) completes the 18th Floor Work, but does not utilize all or any portion of the Landlord’s 18th Floor Contribution or elects not to pursue any 18th Floor Work; and (ii) delivers written notice thereof to Landlord, Landlord shall have the option to either: (x) permit Tenant to use such unused portion as a credit against future Fixed Rent payments due in respect of the 18th Floor Premises on and after October 1, 2019; or
(y)pay Tenant an amount equal to such unused portion, which payment shall in no event be made prior to October 1, 2019. Notwithstanding the foregoing, Landlord and Tenant each acknowledge and agree that the 18th Floor Work shall not be deemed to be complete until Tenant has delivered all of the items required to be delivered pursuant to Section 5(e) of this Modification of Lease.
6.    Extension Option.
(a)    Subject to the provisions of this Section, Tenant shall have the right to extend the term of the Lease (the “2019 Extension Option”) solely with respect to: (x) the 17th Floor Premises; or (y) both the 17th Floor Premises and the 16th Floor Premises (it being understood that Tenant shall not have such option solely with respect to the 16th Floor Premises), for one (1) additional term of ten (10) years and three (3) months (the "2019 Extension Term") commencing on October 1, 2019 (the “Commencement Date of the 2019 Extension Term”) and expiring on December 31, 2029, provided that:
(i)    Tenant shall give Landlord an irrevocable written notice (hereinafter called the "Extension Notice") of its election to extend the term of this Lease no later than April 30, 2018 (TIME BEING OF THE ESSENCE), which notice shall state whether Tenant is exercising its right to extend the term of the Lease with respect to: (x) the 17th Floor Premises; or both the 17th Floor Premises and the 16th Floor Premises.
(ii)Tenant is not in monetary or material non-monetary default under this Lease beyond any applicable notice and grace periods as of the time of the giving of the Extension Notice and the Commencement Date of the 2019 Extension Term; and
(iii)The original named Tenant (or an assignee of the original named Tenant made in accordance with Section 7.02 of the Original Lease) is in occupancy of substantially all of the Demised Premises.
(b)    In the event Tenant timely exercises its right to extend the term of this Lease solely with respect to the 17th Floor Premises pursuant to this Section 6, the Fixed Rent payable by Tenant to Landlord during the 2019 Extension Term solely with respect to the 17th Floor Premises shall be a sum equal to:
(i)For the period commencing on October 1, 2019 through and including September 30, 2024, One Million Four Hundred Thirty Five Thousand Eight Hundred Forty and 50/100 Dollars ($1,435,840.50) per annum ($119,653.38 per month); and
(ii)For the period commencing on October 1, 2024 through and including December 31, 2029, One Million Five Hundred Sixty Five Thousand One Hundred Ninety Five and 50/100 ($1,565,195.50) Dollars per annum ($130,432.96 per month).
(c)    In the event Tenant timely exercises its right to extend the term of this Lease with respect to both the 17th Floor Premises and the 16th Floor Premises pursuant to this Section 6, the Fixed Rent payable by Tenant to Landlord during the 2019 Extension Term solely with respect to the 17th Floor Premises and the 16th Floor Premises shall be a sum equal to:
(i)For the period commencing on October 1, 2019 through and including September 30, 2024, Two Million Eight Hundred Seventy One Thousand Six Hundred Eighty One and 00/100 ($2,871,681.00) Dollars per annum ($239,306.75 per month); and

(ii)For the period commencing on October 1, 2024 through and including December 31, 2029, Three Million One Hundred Thirty Thousand Three Hundred Ninety One and 00/100 ($3,130,391.00) Dollars per annum ($260,865.92 per month).
(d)    Except as provided in Paragraphs (b) and (c) of this Section 6 and Section 7 of this Modification of Lease, Tenant's occupancy of the 17th Floor Premises and 16th Floor Premises (as the case may be) during the 2019 Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the immediately preceding term of this Lease, provided, however, Tenant shall accept the 17th Floor Premises and 16th Floor Premises (as the case may be) in its then as is condition, and except as otherwise specifically provided in Section 8 of this Modification of Lease, Landlord shall have no obligation to perform any work in or to the Demised Premises or provide Tenant with any monetary allowance and Tenant shall have no further right to extend the term of this Lease pursuant to this Article.
(e)    If Tenant does not timely send an Extension Notice pursuant to the provisions of this Section 6 (TIME BEING OF THE ESSENCE), this Section 6 shall have no force or effect and shall be deemed deleted from this Modification of Lease.
(f)    If the Lease is renewed with respect to the 17th Floor Premises and 16th Floor Premises (as the case may be) in accordance with the provisions of this Section 6, then Landlord or Tenant can request the other party hereto to execute an instrument setting forth the exercise of Tenant's right to extend the terms of the Lease and the last day of the 2019 Extension Term; provided however in no event shall the failure to execute any such instrument by Tenant have any effect on the validity of the renewal of the Lease pursuant to this Section 6.
(g)    If Tenant exercises its right to extend the term of the Lease with respect to the 17th Floor Premises and 16th Floor Premises (as the case may be) for the 2019 Extension Term pursuant to this Section, the phrases "the term of this Lease" or "the term hereof" as used in the Lease, shall be construed to include, with respect to the 17th Floor Premises and 16th Floor Premises (as the case may be), when applicable, the 2019 Extension Term.
(h)    Notwithstanding anything to the contrary herein contained, in no event shall Tenant be permitted the right to extend the term of the Lease with respect to the 15th Floor Premises pursuant to this Section 6; it being understood that the expiration of the Lease with respect to the 15th Floor Premises shall be September 30, 2019, unless sooner terminated pursuant to the terms of the Lease.
7.    Additional Modifications. Effective from and after October 1, 2019, the Original Lease shall be further modified, as follows:
(a)    In the event Tenant did not timely exercise the 2019 Extension Term with respect to both the 16th Floor Premises and the 17th Floor Premises (i.e., as of October 1, 2019, the only remaining portion of the Premises is the 18th Floor Premises):
(i)        The first paragraph of Section 3.01(c) of the Original Lease shall be deemed deleted and replaced with the following:
“For purposes of this Article 3 the number of square feet of rentable area contained in the Premises is hereby fixed (by mutual agreement) at 25,871 square feet.”
(ii)The reference to “103,484” in the second paragraph of Section 3.01(c) of the Original Lease shall be deemed deleted and replaced with “25,871”.
(iii)The term “Tenant’s Proportionate Share” (as set forth in Section 3.02(c) of the Original Lease) shall mean 3.4058%.
(b)    In the event Tenant timely exercised the 2019 Extension Term solely with respect to the 17th Floor Premises:
(i)The first paragraph of Section 3.01(c) of the Original Lease shall be deemed deleted and replaced with the following:
“For purposes of this Article 3 the number of square feet of rentable area contained in the Premises is hereby fixed (by mutual agreement) at 51,742 square feet and the number of square feet of rentable area contained on each individual floor comprising the Premises is hereby fixed (by mutual agreement) at 25,871 square feet.”

(ii)The reference to “103,484” in the second paragraph of Section 3.01(c) of the Original Lease shall be deemed deleted and replaced with “51,742”.
(iii)The term “Tenant’s Proportionate Share” (as set forth in Section 3.02(c) of the Original Lease) shall mean 6.8116%.
(c)    In the event Tenant timely exercised the 2019 Extension Term with respect to the 17th Floor Premises and the 16th Floor Premises:
(i)The first paragraph of Section 3.01(c) of the Original Lease shall be deemed deleted and replaced with the following:
“For purposes of this Article 3 the number of square feet of rentable area contained in the Premises is hereby fixed (by mutual agreement) at 77,613 square feet and the number of square feet of rentable area contained on each individual floor comprising the Premises is hereby fixed (by mutual agreement) at 25,871 square feet.”
(ii)The reference to “103,484” in the second paragraph of Section 3.01(c) of the Original Lease shall be deemed deleted and replaced with “77,613”.
(iii)The term “Tenant’s Proportionate Share” (as set forth in Section 3.02(c) of the Original Lease) shall mean 10.2174%.
(d)    Article 36 of the Original Lease shall be deemed deleted.
8.    Additional Contribution.
(a)    In the event Tenant timely exercises its right to renew term of the Lease for the 17th Floor Premises or the 17th Floor Premises and the 16th Floor Premises (such renewed portion of the Premises shall hereinafter sometimes be referred to as the “Renewed Premises”) pursuant to Section 6 of this Modification of Lease, then in consideration of Tenant building out, performing all of the work necessary for its continued occupancy of, and for Tenant completing all of such work in, the Renewed Premises (the “Renewed Premises Work”), Landlord agrees that if Tenant is not in default under the Lease beyond any applicable notice and grace periods (provided that upon the cure of any such default, Landlord shall be obligated hereunder), Landlord shall, in accordance with and subject to the terms of this Section 8, cause to be reimbursed to Tenant an amount equal to Six Hundred Forty Six Thousand Seven Hundred Seventy Five and 00/100 Dollars ($646,775.00), representing “Landlord’s Renewed Premises Contribution” to such work, it being understood and agreed that Landlord’s Renewed Premises Contribution shall not exceed the sum of Six Hundred Forty Six Thousand Seven Hundred Seventy Five and 00/100 Dollars ($646,775.00), and that all costs and expenses in excess of said sum shall be borne solely by Tenant; provided that in the event the Renewed Premises consist of the 17th Floor Premises and the 16th Floor Premises, Landlord’s Renewed Premises Contribution shall be increased by $258,710.00 so that the total Landlord’s Renewed Premises Contribution shall be equal to Nine Hundred Five Thousand Four Hundred Eighty Five and 00/100 Dollars ($905,485.00). Landlord’s Renewed Premises Contribution will be made available to Tenant as a reimbursement beginning October 1, 2019. In no event shall Landlord’s Renewed Premises Contribution be payable to Tenant until the later to occur of: (x) all of the provisions of paragraph (c) of this Section 8 are fully satisfied; or (y) October 1, 2019.
(b)At any and all times during the progress of the Renewed Premises Work, upon 24 hours’ notice to Tenant, representatives of Landlord shall have the right of access to the Renewed Premises and inspection thereof and shall have the right to withhold all or any portion of the Landlord’s Renewed Premises Contribution as shall equal the cost of correcting any portions of such work which shall not have been performed: (i) in compliance with laws; and (ii) in substantial compliance with the final approved plans and specifications, as reasonably demonstrated by Landlord. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Renewed Premises during any such access, but Landlord shall not be required to employ labor at overtime rates.
(c)Provided Tenant is not then in default under this Lease beyond any applicable notice and grace periods (provided that upon the cure of any such default, Landlord shall be obligated hereunder), Landlord’s Renewed Premises Contribution shall be disbursed by Landlord in progress payments to Tenant in accordance herewith upon Tenant’s delivery of (i) a detailed itemization of the leasehold improvements installed by Tenant in the Renewed Premises; (ii) the written certification of Tenant’s architect (dated no more than thirty (30) days prior to such request) stating (1) that the amounts requisitioned are proper in all material respects, (2) what percentage of the Renewed Premises Work has been completed, (3) that the work and materials represented thereby have been installed substantially in accordance with the approved plans, (4) that no part of such expenditure is being made the basis, in any previous or then pending prior request, for the receipt of Landlord’s Renewed Premises Contribution or has been made out of the proceeds of Landlord’s Renewed Premises Contribution received by Tenant, and (5) that the sum then requested does not exceed the value of the services and materials described in the certificate; (iii) a written approval by Tenant or its architect of its general contractor’s request for payment; (iv) itemized marked paid bills for labor and materials constituting portions of the Renewed Premises Work submitted by the contractors, suppliers or consultants of the services or materials rendered; (v) waivers of liens evidencing the payment for any prior work performed and materials supplied for which Tenant previously applied for and received payment, executed and acknowledged by the contractors, suppliers and consultants which are entitled by statute to file mechanics liens; and (vi) copies of all permits and sign offs, as built plans, architectural and engineering plans (in both hard and electronic such as Auto CAD forms) with respect to all of the Renewal Premises Work. Notwithstanding the foregoing, Landlord shall not withhold any portion of Landlord’s Renewed Premises Contribution if Tenant is unable to provide such documentation due solely to the actions or inaction of Landlord or those holding by or through Landlord.
(d)Such progress payment by Landlord to Tenant will be for ninety percent (90%) of the approved requisitioned amount, made once each month within thirty (30) business days after Tenant’s requisition package has been received by Landlord. In the event any mechanic’s lien shall have been filed relating to any work that has been performed by or for Tenant, an additional amount thereof may be withheld from payment until such lien has been removed by bond or otherwise.
(e)Upon the completion of all of the Renewed Premises Work, Tenant shall provide to Landlord (i) the certificate of Tenant’s architect stating that the work has been completed substantially in accordance with Tenant’s plans, (ii) an affidavit from Tenant’s general contractor that all sub-contractors, laborers, material suppliers for the Renewed Premises Work have been paid in full and that all liens therefor that have been filed have been bonded, discharged of record or waived, (iii) certificates and approvals required to be obtained by Tenant or Tenant’s architect with respect to the work, that may be required by any governmental authority, have been obtained and copies given to Landlord, (iv) releases of lien with respect to the payment being requested from the general contractor and any contractors or sub-contractors hired by Tenant to supervise or perform any work within the Renewed Premises, (v) “as built” plans and specifications for the alterations constituting the Renewal Premises Work, (vi) all Department of Buildings sign-offs and inspection certificates (or, in lieu of inspection certificates, to the extent permitted by the Building Department, certification by the Tenant’s architect pursuant to permitted “self-certification procedures”), and any permits required to be issued by the Department of Buildings or any other governmental entities having jurisdiction thereover, (vii) Letter of Completion from the Department of Buildings, (viii) Letter of Approval from the FDNY and (ix) such other documentation pertaining to the Renewed Premises Work as Landlord may reasonably require, provided that such other documentation is reasonable and customary under the circumstances. At such time as Tenant shall have provided to Landlord all of the items referenced in clauses (i) through (ix), and provided Tenant is not then in default under this Lease beyond any applicable notice and grace periods (provided that upon the cure of any such default, Landlord shall be obligated hereunder), Landlord shall release to Tenant the portion of Landlord’s Renewed Premises Contribution withheld pursuant to the preceding Section 8(d). Notwithstanding the foregoing, Landlord shall not withhold any portion of Landlord’s Renewed Premises Contribution if Tenant is unable to provide such documentation due solely to the actions or inaction of Landlord or those holding by or through Landlord.
(f)Notwithstanding anything to the contrary herein contained, in the event that any sales taxes are due in connection with the performance of any of the Renewed Premises Work and/or in connection with Tenant receiving all or any portion of Landlord’s Renewed Premises Contribution, all such sales taxes shall be at Tenant’s sole cost and expense.
(g)Notwithstanding anything to the contrary herein contained, provided Tenant is not in default under the Lease (provided that upon the cure of any such default, Landlord shall be obligated hereunder), in the event Tenant: (i) completes the Renewed Premises Work, but does not utilize all or any portion of the Landlord’s Renewed Premises Contribution or elects not to pursue any Renewal Premises Work; and (ii) delivers written notice thereof to Landlord, Landlord shall have the option to either: (x) permit Tenant to use such unused portion as a credit against future Fixed Rent payments due in respect of the Renewed Premises on and after October 1, 2019; or (y) pay Tenant an amount equal to such unused portion, which payment shall in no event be made prior to October 1, 2019. Notwithstanding the foregoing, Landlord and Tenant each acknowledge and agree that the Renewed Premises Work shall not be deemed to be complete until Tenant has delivered all of the items required to be delivered pursuant to Section 8(e) of this Modification of Lease.
9.Notices. As of the date hereof, notices under Article 29 of the Original Lease shall be sent to Tenant at the following address:
AMBAC Assurance Corporation
One State Street Plaza
New York, NY 10004
Attn: Chief Executive Officer
with a copy to:
AMBAC Assurance Corporation
One State Street Plaza
New York, NY 10004
Attn: General Counsel

10.Defined Terms. All capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.
11.Broker. Tenant covenants, warrants and represents that no broker except Newmark Grubb Knight Frank (herein called the “Broker”) was instrumental in bringing about or consummating this Modification of Lease and that Tenant has not dealt with any broker except the Broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims made by any other person other than the Broker for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, who shall claim to have dealt with Tenant in connection with this Modification of Lease. Landlord covenants, warrants and represents that no broker except the Broker was instrumental in bringing about or consummating this Modification of Lease and that Landlord has not dealt with any broker purporting to represent Tenant except the Broker. Landlord agrees to indemnify and hold harmless Tenant against and from any claims made by any person, including (to the extent of its failure to perform its obligations pursuant to the next to last sentence of this paragraph) the Broker, for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including without limitation, reasonable attorneys’ fees and expenses, if the representation set forth in the previous sentence is false. Landlord shall be solely responsible for the payment of any commission or other compensation due the Broker in accordance with a separate agreement. This Section 11 shall survive the expiration or earlier termination of the term of the Lease.
12.Incorporation. The preamble and recitals contained in the “WHEREAS” clauses of this Modification of Lease are hereby incorporated into this Modification of Lease.
13.Ratification. Except as expressly modified or amended by this Modification of Lease, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the “Lease” in any future correspondence or notice shall be deemed to refer to the Original Lease as modified by this Modification of Lease.
14.Modification of Lease shall control. To the extent there are any inconsistencies between the Original Lease and this Modification of Lease, the terms of this Modification of Lease shall control.
15.Miscellaneous. This Modification of Lease may be executed in counterparts or counterpart signature pages, all of which when taken together shall constitute one agreement. No third party shall be deemed a third party beneficiary to this Modification of Lease.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Modification of Lease as of the date first above written.

LANDLORD:

ONE STATE STREET LLC

By:	/s/ Eli Levitin
Name:	Eli Levitin, Managing Director
Title:	Authorized Signatory

TENANT:

AMBAC ASSURANCE CORPORATION

By:	/s/ David Trick
Name:	David Trick
Title:	President & CEO